UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, C.D. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]	Definitive Information Statement

LITHIUM EXPLORATION GROUP, INC.
(Name of Registrant as Specified in Charter)

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

LITHIUM EXPLORATION GROUP, INC.
3800 North Central Avenue, Suite 820
Phoenix, Arizona 85012

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Lithium Exploration Group, Inc., a Nevada corporation (“we”, “our”, “us”, the “corporation"), to the holders of record at the close of business on the record date, July 13, 2015 of our outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

  an amendment (the “Amendment”) to our Articles of Incorporation to increase the authorized number of shares of our common stock from 2,000,000,000 shares of common stock, par value $0.001 to 10,000,000,000 shares of common stock, par value of $0.001 per share; and
  the approval of a reverse stock split of our issued and outstanding shares on the basis of up to 200 old shares for 1 new share, to be implemented at the discretion of the Board of Directors by July 13, 2016 (the "Reverse Stock Split");

Our Board of Directors (sole director) approved the Amendment and the Reverse Stock Split on July 9, 2015.

On July 13, 2015, subsequent to the approval by our Board of Directors of the Amendment and the Reverse Stock Split, the holder of the majority of the outstanding shares of our corporation entitled to vote gave us written consent for the Amendment and the Reverse Stock Split.

Following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Certificate of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement. The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Schedule A. The Certificate of Amendment will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

Although stockholders have approved the Reverse Stock Split, we may abandon or delay the Reverse Stock Split if our Board of Directors determines that it is no longer in the best interests of our corporation or our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors by July 13, 2016, the proposal will be deemed abandoned, without further effect. In that case, our Board of Directors may again seek stockholder approval at a future date if it deems a reverse stock split to be advisable at that time.

If our Board of Directors decides to implement the Reverse Stock Split, it will become effective upon approval of The Financial Industry Regulatory Authority ("FINRA").

Record Date and Expenses

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on July 13, 2015 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 1,514,868,499 shares of our common stock and 26,000,000 shares of Series “A” Preferred Stock issued and outstanding on July 13, 2015. We anticipate that a definitive copy of this Information Statement will be mailed on or about August 1, 2015 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since June 30, 2015, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of July 13, 2015, we had a total of 1,514,868,499 shares of common stock ($0.001 par value per share) and 26,000,000 shares of Series “A” Preferred Stock issued and outstanding.

The following table sets forth, as of July 13, 2015, certain information with respect to the beneficial ownership of our voting securities by each stockholder known by us to be the beneficial owner of more than 5% of our voting securities and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to voting securities, except as otherwise indicated. Beneficial ownership consists of a direct interest in the voting securities, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Alexander Walsh (President, Chief Executive Officer, Director) 320 E. Fairmont Dr. Tempe AZ 85282	10,719,020 Common Stock	(2)
All Directors and Executive Officers as a Group	10,719,020 Common Shares	(2)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Blue Citi LLC(3) 440 East 79th Street Suite 4m/Co Muss New York New York 10075	120,192,307 Common Shares(4) 26,000,000 Shares of Series “A” Preferred Stock(5)	52.29% (6)
Other Shareholders		52.29%

(1)

Based on 1,514,868,499 shares of common stock issued and outstanding as of July 13, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Less than 1%.

(3)	Robert Malin and Linda Malin have shared voting and dispositive control over securities held by Blue Citi LLC.

(4)	Includes unissued common shares underlying convertible promissory notes which Blue Citi LCC is entitled to purchase within 90 days of July 13, 2015.

(5)

Includes 26,000,000 shares of Series “A” Preferred Stock which carry common share voting rights at the rate of 62 votes per share of Series “A” Preferred Stock. The 26,000,000 shares of Series “A” Preferred Stock will expire and be deemed cancelled on July 9, 2016.

(6)	Based on combined voting power of common stock and Series “A” Preferred Stock held by Blue Citi LLC.

INCREASE OF AUTHORIZED CAPITAL

Action and Effect

Our Board of Directors (sole director) approved the Amendment to increase our authorized capital so that we will have a sufficient number of common shares available to fulfill our contractual obligations in relation to outstanding convertible promissory notes and stock purchase warrants issued by our corporation, and to accommodate any future equity financings which we may undertake.

Subsequent to our Board of Directors' approval of the Amendment, the holder of the majority of the outstanding shares of our corporation entitled to vote gave us their written consent to the Amendment on July 13, 2015. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Certificate of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Schedule A. The Certificate of Amendment will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

REVERSE STOCK SPLIT

Action and Effect

Our Board of Directors approved the Reverse Stock Split so that it may, at its option, during the next 12 months, consolidate our outstanding shares, thereby potentially increasing the per share market value of our common stock, which would make us more attractive as a business combination target. However, in many cases, the market price of a corporation’s shares declines after a reverse stock split.

On July 13, 2015, subsequent to the approval by Board of Directors of the Reverse Stock Split, the holders of the majority of the outstanding shares of our corporation entitled to vote gave us their written consent to implement the Reverse Stock Split at the option of the Board of Directors by July 13, 2016.

Although stockholders have approved the Reverse Stock Split, we may abandon or postpone the proposal if our Board of Directors determines that it is no longer in the best interests of our corporation or our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors by July 13, 2016, the proposal will be deemed abandoned, without further effect. In that case, our Board of Directors may again seek stockholder approval at a future date if it deems a reverse stock split to be advisable at that time.

If our Board of Directors decides to implement the Reverse Stock Split, it will become effective upon approval of The Financial Industry Regulatory Authority ("FINRA").

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Nevada, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Signature

Dated: August 6, 2015

By Order of the Board of Directors

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh

Alexander Walsh
President, Chief Executive Officer and Director

SCHEDULE A

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate Amendment	ABOVE SPACE IS FOR OFFICE USE ONLY
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LITHIUM EXPLORATION GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The Capital Stock shall consist of 10,000,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 100,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the state of Nevada (currently set forth in Chapter 78 of the Nevada Revised Statutes, as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.5%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-
After
Revised: 7-1-08